UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2023

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2023, Yield10 Bioscience, Inc. (“Yield10”) signed a non-binding letter of intent (“LOI”) with Marathon Petroleum Corporation (“Marathon”) for a potential investment in Yield10 by Marathon and an offtake agreement (the “Investment and Offtake Relationship”) for low-carbon intensity Camelina feedstock oil for use in renewable fuels. In connection with signing the LOI, Yield 10 sold and issued to MPC Investment LLC, an affiliate of Marathon (the “Purchaser”), a senior unsecured convertible note in the original principal amount of $1.0 million (the “Convertible Note”) which is convertible into shares of the Company’s common stock or other Qualified Securities (as defined below), subject to certain conditions and limitations set forth in the Convertible Note. The Company sold and issued the Convertible Note pursuant to a securities purchase agreement, dated as of April 28, 2023 (the “Purchase Agreement”), between the Company and the Purchaser. The Company will use the net proceeds from the Convertible Note for working capital and general corporate purposes.
The Convertible Note contains customary events of default for such an instrument, accrues interest at 8% per annum, payable semi-annually in arrears, and has a maturity date of the earlier of (i) the date that is one year after the Exclusivity End Date (as defined below) or (ii) the Fundamental Change Effective Date (as defined in the Convertible Note) (the “Maturity Date”), unless earlier repaid or converted prior to such date in accordance with its terms. In addition, Yield10 may, at its option upon written notice to the Purchaser at least five business days prior to any interest payment date, pay the interest due on such interest payment date in kind (“PIK Interest”), in which case such PIK Interest will be capitalized and added to the unpaid principal amount of the Convertible Note. Under the LOI, Yield10 and Marathon currently intend to negotiate, finalize and agree to the terms of definitive agreements for the Investment and Offtake Relationship within the 120 day exclusivity period set forth in the LOI. The "Exclusivity End Date" is defined as the earlier of (i) the date on which the 120 day exclusivity period set forth in the LOI expires without the execution of definitive agreements for the Investment and Offtake Relationship or a similar transaction or (ii) the date on which Marathon notifies Yield10 that it will no longer pursue such transaction.
If any amount remains outstanding under the Convertible Note, whether on, after or before the Exclusivity End Date, when a transaction or event constituting a Fundamental Change (as defined in the Convertible Note) occurs or is publicly announced, then the Convertible Note will, at the election of the Purchaser, be convertible, in whole or in part, into shares of common stock at a conversion price equal to $3.07 per share, subject to any mandatory adjustments as provided in the Convertible Note, the ("Fixed Conversion Rate"). The Fixed Conversion Rate exceeds the "minimum price" as defined in Nasdaq listing standard 5635(d). Any portion of the Convertible Note that is not converted in connection with the Fundamental Change will be due and payable on the effective date of the transaction constituting a Fundamental Change. If, at any time any amount under the Convertible Note remains outstanding before the Exclusivity End Date and Yield10 enters into definitive agreements for the Investment and Offtake Relationship or similar transaction that qualifies as a Qualified Financing (as defined in the Convertible Note), then the Convertible Note will convert, in whole, into the securities issued in respect of such Qualified Financing (the “Qualified Securities”) at a conversion price equal to the purchase price of such Qualified Securities sold in the Qualified Financing. Yield10 will not issue any fractional share of Common Stock or any fractional share, unit or note of Qualified Securities upon any conversion of the Convertible Note and will instead pay cash in lieu of delivering any fractional share in accordance with the terms of the Convertible Note. In no event will Yield10 issue any shares of common stock or other securities upon conversion of the Convertible Note if the issuance of such common stock or other securities, as the case may be, together with any securities issued in connection with any other related transactions that may be considered part of the same series of transactions for purposes of the rules of Nasdaq Stock Market LLC, would exceed the aggregate number of shares of common stock or other securities that Yield10 may issue in a transaction without first obtaining stockholder approval in compliance with Yield10’s obligations under the rules or regulations of the Nasdaq Stock Market LLC (the “Conversion Cap”), except that such limitation will not apply if Yield10’s stockholders have approved issuances in excess of the Conversion Cap in accordance with the rules of Nasdaq Stock Market LLC.
The Purchase Agreement contains customary representations, warranties, and covenants by the parties (including a covenant by Yield10 to register the securities issuable upon conversion of the Convertible Note). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were made solely for the benefit of the parties to such agreement and are subject to certain important limitations.
The foregoing description of the Convertible Note and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note and the Purchase Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and are hereby incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The information included in Item 1.01 of Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Note, and the shares of Yield10 common stock or other securities issuable upon conversion thereof, were offered and sold in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof or Regulation D promulgated thereunder.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
4.1	Senior Unsecured Convertible Promissory Note, dated as of April 28, 2023, between Yield10 Bioscience, Inc. and MPC Investment LLC
10.1	Securities Purchase Agreement, dated as of April 28, 2023, between Yield10 Bioscience, Inc. and MPC Investment LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

May 1, 2023	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer